EXHIBIT 21

                                                                Jurisdiction of
    Name of Subsidiary                                           Incorporation
    ------------------                                          ---------------

    71 Hanover Florham Park Associates LLC                        New Jersey
    ABZ Group B.V.                                                Netherlands
    ABZ Nederland B.V.                                            Netherlands
    ADP Atlantic, Inc.                                             Delaware
    ADP Belgium CVA                                                Belgium
    ADP Brasil Ltda.                                               Brazil
    ADP Broker-Dealer, Inc.                                       New Jersey
    ADP Brokerage International Limited                         United Kingdom
    ADP Canada Co.                                                 Canada
    ADP Central, Inc.                                              Delaware
    ADP Claims Services Group, Inc.                                Delaware
    ADP Clearing and Outsourcing Services, Inc.                    Delaware
    ADP Commercial Leasing, LLC                                    Delaware
    ADP Dealer Services Deutschland GmbH                           Germany
    ADP Dealer Services France SAS                                  France
    ADP Dealer Services Italia s.r.l.                               Italy
    ADP East, Inc.                                                 Delaware
    ADP Employer Services GmbH                                     Germany
    ADP Europe S.A.                                                 France
    ADP France SAS                                                  France
    ADP Financial Information Services, Inc.                       Delaware
    ADP Graphic Communications, Inc.                              New Jersey
    ADP GSI Espana S.A.                                             Spain
    ADP GSI France SAS                                              France
    ADP Hollander, Inc.                                            Delaware
    ADP, Inc.                                                      Delaware
    ADP Indemnity, Inc.                                            Vermont
    ADP Investor Communication Services, Inc.                      Delaware
    ADP Investor Communications Corporation                         Canada
    ADP Nederland B.V.                                            Netherlands
    ADP Network Services International, Inc.                       Delaware
    ADP Network Services Limited                                United Kingdom
    ADP of North America, Inc.                                     Delaware
    ADP of Roseland, Inc.                                          Delaware
    ADP Output Services, Inc.                                      Delaware
    ADP Pacific, Inc.                                              Delaware
    ADP Payroll Services, Inc.                                     Delaware
    ADP Screening and Selection Services, Inc.                     Colorado
    ADP South, Inc.                                                Delaware
    ADP Tax Services, Inc.                                         Delaware
    ADP TotalSource Group, Inc.                                    Florida
    ADP Wilco Ltd.                                              United Kingdom
    Audatex GmbH                                                 Switzerland
    Audatex Holding GmbH                                         Switzerland
    Audatex Deutschland Datenverarbeitungs GmbH                    Germany
    Automatic Data Processing Limited                             Australia
    Automatic Data Processing Limited                           United Kingdom
    Automatic Data Processing SPRL                                 Belgium

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                                                                Jurisdiction of
    Name of Subsidiary                                           Incorporation
    -----------------                                           ---------------

    Automotive Directions, Inc.                                   Wisconsin
    Business Management Software Limited                        United Kingdom
    Cunningham Graphics International, Inc.                       New Jersey
    Digital Motorworks Holdings, Inc.                               Texas
    GSI Transport Tourisme S.A.                                     France
    Informex S.A.                                                  Belgium
    ProBusiness Services, Inc.                                     Delaware

In accordance with Item 601(b)(21) of Regulation S-K, the Registrant has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of June 30, 2005.

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